Exhibit 99.1

Sorrento to Present at the Cowen and Company 36th Annual

Health Care Conference

SAN DIEGO, March 4, 2016 — Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento), a clinical-stage oncology company developing new treatments for cancer and associated pain, announced today that Henry Ji, Ph.D., President and CEO, will present at the Cowen and Company 36th Annual Health Care Conference on Wednesday, March 9, 2016 from 10:00 am to 10:30 am EST in the Harvard room, 3rd Floor (breakout 10:40-11:10 AM in Brandeis, 3rd Floor). The conference will take place at the Boston Marriott Copley Place in Boston, MA.

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for cancer, inflammation and autoimmune diseases. Sorrento’s lead products are multiple late-stage biosimilar and biobetter antibodies, as well as clinical CAR-T therapies targeting solid tumors.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about Sorrento’s prospects and its ability to leverage the expertise of its employees and partners to assist the company in the execution of its strategies; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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SOURCE Sorrento Therapeutics, Inc.

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